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                                                                    EXHIBIT 4.10

                CERTIFICATE OF AMENDMENT TO CERTIFICATE OF TRUST
                                       OF
                            CNA FINANCIAL CAPITAL II

1.)      The name of the statutory trust (the "Trust") is:

                            CNA Financial Capital II

2.)      Article 2 of the Certificate of Trust of the Trust is hereby amended to read in its entirety as follows:

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Bank USA, National Association, Attn: Worldwide Securities Services, 500 Stanton Christiana Road, 3/Ops 4, Newark, Delaware 19713.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Trust of the Trust this 11th day of August, 2005.



                                                     CHASE BANK USA, NATIONAL
                                                     ASSOCIATION, not in its
                                                     individual capacity but
                                                     solely as Trustee


                                                     By: /s/ John J.Cashin
                                                         -----------------------
                                                          Name:  John J. Cashin
                                                          Title:  Vice President